Exhibit 10.1

Execution Version

SPONSOR AGREEMENT

This SPONSOR AGREEMENT (the “Sponsor Agreement”), dated as of March 11, 2021, is entered into by and between Empower Sponsor Holdings LLC, a Delaware limited liability company (“Sponsor”), Empower Ltd., a Cayman Islands exempted company limited by shares (“Acquiror”), and Holley Parent Holdings, LLC, a Delaware limited liability company (“Company Stockholder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Sponsor Agreement, Acquiror, Holley Intermediate Holdings, Inc., a Delaware corporation (the “Company”), Empower Merger Sub I Inc., a Delaware corporation and direct wholly owned subsidiary of Acquiror, and Empower Merger Sub II LLC, a Delaware limited liability company and direct wholly owned subsidiary of Acquiror, will enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”);

WHEREAS, Sponsor has agreed to waive certain of its anti-dilution and conversion rights;

WHEREAS, Sponsor has agreed to support the Mergers and vote in favor of the Transaction Proposals at any meeting held for voting on such proposals; and

WHEREAS, Sponsor has agreed to earn-out periods for certain of its shares of Acquiror’s Class B ordinary shares (“Founder Shares”), subject to the terms and conditions specified herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

(a)	“First Earn-Out Shares” means 1,093,750 shares of Founder Shares held by Sponsor as of the date first set forth above, and following the consummation of the transactions contemplated by the Merger Agreement shall mean the equivalent number of shares of common stock, par value $0.0001, of Acquiror (“Domesticated Acquiror Common Stock”), as converted and exchanged pursuant to the Merger Agreement and the terms set forth herein.

(b)	“Earn-out Shares” means, collectively, the First Earn-Out Shares and Second Earn-Out Shares.

(c)	“Second Earn-Out Shares” means an additional 1,093,750 shares of Founder Shares held by Sponsor as of the date first set forth above, and following the consummation of the transactions contemplated by the Merger Agreement shall mean the equivalent number of shares of Domesticated Acquiror Common Stock, as converted and exchanged pursuant to the Merger Agreement and the terms set forth herein.

(d)	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.	Sponsor Agreement. At any duly called meeting of the shareholders of Acquiror, or at any postponement or adjournment thereof, and in any action by written consent of the stockholders of Acquiror requested by Acquiror’s Board of Directors or undertaken as contemplated by the Merger Agreement, Sponsor shall (i) if a meeting is held, appear at each such meeting in person or by proxy or otherwise cause all of its Acquiror Common Stock to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Acquiror Common Stock in favor of each Transaction Proposal;

3.	Waiver and Earn-Out.

(a)	Immediately prior to, and conditioned upon, the Company Merger I Effective Time, Sponsor shall, automatically and without any further action by Sponsor or Acquiror, irrevocably waive its respective rights under the anti-dilution and conversion provisions of Section 17.3 of the Amended and Restated Memorandum of Association of the Acquiror, dated October 6, 2020 (the “Acquiror Charter”), with respect to each of its Founder Shares held as of the date hereof, and such Founder Shares shall, automatically and without any further action by Sponsor, be converted to and exchanged for Domesticated Acquiror Common Stock on a one-for-one basis as provided in Section 17.2 of the Acquiror Charter at the Domestication Effective Time.

(b)	Sponsor agrees that following the Effective Time and notwithstanding anything to the contrary, the First Earn-Out Shares shall vest at such time as (x) the closing price of the Domesticated Acquiror Common Stock equals or exceeds $13.00 per share as quoted on the New York Stock Exchange (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) Acquiror (or its successor) completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Acquiror’s (or its successor’s) stockholders having the right to exchange their Domesticated Acquiror Common Stock for cash, securities or other property at a price per share equal to or exceeding $13.00 per share, provided, that in the event that the First Earn-Out Shares have not vested on the date that is seven (7) years from the Effective Time, all such First Earn-Out Shares shall be forfeited for no consideration.

(c)	Sponsor agrees that following the Effective Time and notwithstanding anything to the contrary, the Second Earn-Out Shares shall vest at such time as (x) the closing price of the Domesticated Acquiror Common Stock equals or exceeds $15.00 per share as quoted on the New York Stock Exchange (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) Acquiror (or its successor) completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Acquiror’s (or its successor’s) stockholders having the right to exchange their Domesticated Acquiror Common Stock for cash, securities or other property at a price per share equal to or exceeding $15.00 per share, provided, that in the event that the Second Earn-Out Shares have not vested on the date that is seven (7) years from the Effective Time, all such Second Earn-Out Shares shall be forfeited for no consideration.

(d)	If, prior to vesting, the outstanding Domesticated Acquiror Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value), or amount contained herein which is based upon the number of Domesticated Acquiror Shares will be appropriately adjusted (as determined by the board of directors of Acquiror in good faith) to provide to Sponsor the same economic effect as contemplated by this Sponsor Agreement prior to such event. For the avoidance of doubt, Earn-Out Shares shall be able to participate in any dividend on Domesticated Acquiror Shares following the Effective Time.

(e)	Other than as set forth in Paragraph 3(f), below, no holder of Earn-Out Shares shall Transfer any Earn-Out Shares to the extent such Earn-Out Shares are still subject to restrictions under this Paragraph 3 at the time of the contemplated Transfer and all certificates representing such Earn-Out Shares shall contain a legend to such effect. Notwithstanding anything in this Sponsor Agreement to the contrary, following the Effective Time, the Earn-Out Shares shall be subject to the same restrictions as all other Founder Shares.

(f)	As used herein, “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b)); provided, however, that nothing in this Paragraph 3(f) shall prevent Transfers to (i) the Company’s officers, the Company’s directors, members of the Company’s advisory board, any affiliates or family members of any of the Company’s officers or directors, any direct or indirect members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, including to funds affiliated with MidOcean US Advisor, LP (“MidOcean”), and to direct or indirect members or partners of funds affiliated with MidOcean or any affiliates thereof, or any employees of such affiliates; (ii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iii) in the case of an individual, pursuant to a qualified domestic relations order; (iv) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (v) in the event of the Company’s liquidation prior to the completion of the Business Combination; or (vi) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Acquiror’s public shareholders having the right to exchange their Domesticated Acquiror Common Stock for cash, securities or other property subsequent to the completion of the Business Combination; provided, however, that in the case of clauses (i) through (iv) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

4.	Sponsor Representations and Warranties. Sponsor hereby represents and warrants as of the date hereof as follows:

(a)	Sponsor is the sole record and beneficial owner of the Earn-Out Shares, free and clear of all Liens other than transfer restrictions imposed by applicable securities laws.

(b)	Sponsor is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to execute and deliver this Sponsor Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder. The execution and delivery of this Sponsor Agreement has been, and the consummation of the transactions contemplated hereby have been, duly authorized by all requisite action by Sponsor. This Sponsor Agreement has been duly and validly executed and delivered by Sponsor and, assuming this Sponsor Agreement has been duly authorized, executed and delivered by the other parties hereto, this Sponsor Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of Sponsor enforceable against it in accordance with its terms.

(c)	Upon execution of this Sponsor Agreement, the waiver provided for in Paragraph 2(a) herein shall constitute a written consent of the holder of a majority of Founder Shares, duly authorized and executed in accordance with Section 17.4 of the Acquiror Charter.

(d)	Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon Sponsor’s execution and delivery of this Sponsor Agreement.

5.	Successors and Assigns. Sponsor acknowledges and agrees that the terms of this Sponsor Agreement are binding on and shall inure to the benefit of their respective beneficiaries, heirs, legatees and other statutorily designated representatives. Sponsor also understands that this Sponsor Agreement, once executed, is irrevocable and binding, and if Sponsor Transfers any shares of Domesticated Acquiror Common Stock held by Sponsor as of the date of this Agreement or held by Sponsor after giving effect to the conversion pursuant to Paragraph 3 above, the transferee shall execute a joinder to this agreement in the form reasonably acceptable to the Acquiror and the Company Stockholder. Any attempted transfer or assignment in violation of the terms of this Paragraph 5 shall be null and void, ab initio, provided that the Company Stockholder may transfer or assign any of its rights hereunder to any single person or entity who is an Affiliate of the Company Stockholder.

6.	Termination. This Sponsor Agreement shall terminate, and have no further force and effect, as of the earlier to occur of (a) the vesting or forfeiture of the Earn-Out Shares and (b) the termination of the Merger Agreement in accordance with its terms prior to the Domestication Effective Time. This Sponsor Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.	Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

8.	Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Company Stockholder and Sponsor.

9.	Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.	Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Sponsor Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Sponsor Agreement shall be brought and enforced in the courts of the State of Delaware or the federal courts located in the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

11.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 11.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Sponsor Agreement as of the date first written above.

EMPOWER SPONSOR HOLDINGS LLC

/s/ Andrew Spring
Name:	Andrew Spring
Title:	CFO

EMPOWER LTD.

/s/ Matthew Rubel
Name:	Matthew Rubel
Title:	CEO

HOLLEY PARENT HOLDINGS, LLC

/s/ James D. Coady
Name:	James D. Coady
Title:	President

[Signature Page to Sponsor Agreement]